Exhibit 10.19.13
FOURTH AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
     This FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of December 19, 2007 (the “Fourth Amendment”), is entered into by and among INTERSTATE BAKERIES CORPORATION, a Delaware corporation (“Parent Borrower”), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower party to the Credit Agreement (as defined below) (each individually a “Subsidiary Borrower” and collectively the “Subsidiary Borrowers”; and together with the Parent Borrower, the “Borrowers”), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (the “Administrative Agent”) for the commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Credit Agreement (the “Lenders”).
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of February 16, 2007, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of October 1, 2007 and that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of November 29, 2007 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrowers a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000; and
     WHEREAS, the Third Amendment to Amended and Restated Revolving Credit Agreement, dated as of the date hereof (the “Third Amendment”), provides that the Credit Agreement be amended in a manner which, subject to Section 9.10(b) of the Credit Agreement, requires the unanimous consent of all of the Lenders; and
     WHEREAS, the Minority Lenders have not consented to the Third Amendment and Section 9.10(b) of the Credit Agreement provides that with the consent of the Borrowers and the Super-majority Lenders, the Borrowers and the Super-majority Lenders shall be permitted to amend the Credit Agreement without the consent of the Minority Lenders to provide for (x) the termination of the Commitment of each of the Minority Lenders and (y) an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment; and
     WHEREAS, the Third Amendment has been executed by the Super-majority Lenders, and, pursuant to Section 3.3 of the Third Amendment, each of the Super-majority Lenders, by its execution of the Third Amendment, is deemed to have consented to this Fourth Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Capitalized terms used and not otherwise defined in this Fourth Amendment are used as defined in the Credit Agreement.
     Section 2. Amendment to Credit Agreement. Subject to the conditions set forth in Section 3 hereof, Annex A to the Credit Agreement is hereby replaced in its entirety by a new Annex A in the form attached hereto as Exhibit A.
     Section 3. Effectiveness. The effectiveness of this Fourth Amendment is conditioned upon: (i) the Administrative Agent’s receipt of executed counterparts of this Fourth Amendment which, when taken together, bear the signatures of the Borrowers and the Administrative Agent (acting for itself and on behalf of the Super-majority Lenders). The amendment contemplated by this Fourth Amendment shall be effective on the effective date of the Third Amendment.
     Section 4. Choice of Law. THIS FOURTH AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.
     Section 5. Full Force and Effect. Except as specifically amended or waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed. No reference to this Fourth Amendment need be made in any instrument or document at any time referring to the Credit Agreement, and a reference to the Credit Agreement in any such instrument or document shall be deemed a reference to the Credit Agreement as amended hereby.
     Section 6. Counterparts; Electronic Signatures. This Fourth Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     Section 7. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Fourth Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and the year first written.

BORROWERS: INTERSTATE BAKERIES CORPORATION
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

ARMOUR AND MAIN REDEVELOPMENT CORPORATION
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Treasurer

BAKER’S INN QUALITY BAKED GOODS, LLC
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Treasurer

IBC SALES CORPORATION
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

IBC SERVICES, LLC
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Treasurer

IBC TRUCKING, LLC
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Treasurer

INTERSTATE BRANDS CORPORATION
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

NEW ENGLAND BAKERY DISTRIBUTORS, L.L.C.
By:	/s/ J. Randall Vance
	Name:	J. Randall Vance
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A. as Administrative Agent
By:	/s/ Susan E. Atkins
	Name:	Susan E Atkins
	Title:	Managing Director